Exhibit 4.18

EXECUTION COPY

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Among

AFFINION GROUP HOLDINGS, INC.

AND

THE HOLDERS PARTY HERETO

DATED JANUARY 14, 2011

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of January 14, 2011 (this “Agreement”), is entered into by and among AFFINION GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), and each of the Holders of the Company that are parties hereto.

WHEREAS, each party hereto deems it to be in the best interest of the Company and the parties that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the parties hereby set forth their agreement with respect to the shares of Common Stock now owned or hereafter owned by them; and

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the parties hereby agree as follows:

Section 1. Definitions.

As used herein, the following terms shall have the following respective meanings:

“Adoption Agreement” shall mean an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” shall mean, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such Person. Notwithstanding the foregoing, the term “Affiliate” shall include any investment fund, the sole owner of which is or, if not the sole owner, the primary investment managers of which are (x) with respect to Apollo, Apollo Management V, L.P., Apollo Global Management, LLC or their respective Affiliates (including their respective successors and Subsidiaries, but excluding their respective portfolio companies) and (y) with respect to General Atlantic, General Atlantic LLC or its Affiliates (including their respective successors and Subsidiaries, but excluding their portfolio companies).

“Agreement” shall have the meaning ascribed to it in the introductory paragraph.

“Apollo” shall mean investment funds managed by Apollo Management V, L.P., Apollo Global Management, LLC or any of their respective Affiliates.

“Automatic Shelf Registration Statement” shall mean an “automatic shelf registration statement” as defined in Rule 405 (or successor rule) promulgated under the Securities Act.

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event. For the avoidance of doubt, each Major Stockholder shall be deemed to beneficially own all of the shares of Common Stock held by any of its Affiliates. Notwithstanding anything to the contrary set forth in this Agreement, no Holder shall be deemed to have agreed with any other Holder to act together for the purpose of acquiring, holding, voting or disposing of the Common Stock or to form a “group” (as such term is used in Rule 13d-5 under the Exchange Act), in each case, solely as a result of the existence of this Agreement, the Stockholder Agreement, the WL Securityholder Rights Agreement or the Wyndham Securityholder Rights Agreement.

“Board” shall mean the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive, if made in good faith.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law or executive order to close.

“Commission” shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall have the meaning ascribed to it in the introductory paragraph.

“Control,” and its correlative meanings, “Controlling,” and “Controlled,” shall mean the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Holder” shall mean Parent (and, subject to Section 14, its Transferees) and Holders of a majority of the Eligible Shares held by the Principal WL Stockholders (and, subject to Section 14, their respective Transferees).

“Demand Notice” shall have the meaning ascribed to it in Section 2(a).

“Demand Registration” shall mean a registration of Shares pursuant to Section 2(a).

“Demand Rights” shall have the meaning ascribed to it in Section 2(a)(i).

“Determination Date” shall have the meaning ascribed to it in Section 4(d)(v).

“Eligible Shares” shall mean, at any time, any Shares now owned or hereafter acquired held or beneficially owned by any Holder or which such Holder has the right to acquire pursuant to the exercise of any option, warrant or right or the conversion or exchange of any convertible or exchangeable security, regardless of whether then exercisable, convertible or exchangeable; provided, however, that as to any Eligible Shares, such securities shall cease to be Eligible Shares (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act, (iii) when such Shares may be sold by the Holder thereof without limitation pursuant to Rule 144 (or successor rule) under the Securities Act or (iv) when such securities cease to be outstanding.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“General Atlantic” shall mean General Atlantic LLC and its Affiliated investment partnerships.

“Holders” shall mean the holders of Shares who are parties hereto as set forth in Schedule I hereto, as the same may be amended or supplemented from time to time (or Transferees of such Holders that acquire Eligible Shares in accordance with Section 14 and execute an Adoption Agreement in accordance with Section 14).

“Information” shall have the meaning ascribed to it in Section 6(i).

“Initial Notice” shall have the meaning ascribed to it in Section 3(a).

“Initial Public Offering” shall mean the consummation of an initial Underwritten Offering of Shares pursuant to an effective registration statement filed by the Company with the Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act.

“Inspectors” shall have the meaning ascribed to it in Section 6(i).

“Lock-up Period” shall have the meaning ascribed to it in Section 5(a).

“Major Stockholder” means (i) Apollo and each of its Transferees; and (ii) General Atlantic and each of its Transferees, in each case, so long as such Person beneficially owns, together with its Affiliates, a number of issued and outstanding shares of Common Stock equal to at least 50% of the number of shares of Common Stock issued to General Atlantic and its Affiliates as of the date hereof.

“Marketed Underwritten Shelf Take-Down” shall have the meaning ascribed to it in Section 4(d)(ii).

“Non-Marketed Shelf Take-Down” shall have the meaning ascribed to it in Section 4(d)(iii).

“Parent” shall mean Affinion Group Holdings, LLC, a Delaware limited liability company, and its successors.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning ascribed to it in Section 3(a).

“Piggyback Registration” shall mean any registration pursuant to Section 3.

“Principal WL Stockholder” shall mean each of General Atlantic, Richard Fernandes, the Fernandes Family Trust A dated June 25, 1999, Vincent D’Agostino and the D’Agostino Family Trust A dated 4/8/99.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.

“Public offering” shall mean the consummation of an offering of Common Stock by the Company (or any successor-in-interest thereof) which is made pursuant to an effective registration statement.

“Records” shall have the meaning ascribed to it in Section 6(i).

“Registration Expenses” shall have the meaning ascribed to it in Section 7 of this Agreement.

“Registration Statement” shall mean any Registration Statement of the Company which covers the Eligible Shares, including any preliminary Prospectus and the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

“Requesting Holder” shall mean the Holders exercising a Demand Right.

“Rule 144” shall mean Rule 144 under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Selling Investors” shall mean the Holders selling Eligible Shares pursuant to a Registration Statement under this Agreement.

“Selling Investors’ Counsel” shall have the meaning set forth in Section 6(b).

“Shares” shall mean any shares of Common Stock and shall also include any equity security of the Company or any successor thereto, issued in respect of or in exchange for Shares, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation or reorganization.

“Shelf Holder” shall have the meaning ascribed to it in Section 4(d)(i).

“Shelf Registration” shall have the meaning ascribed to it in Section 4(a)(i).

“Shelf Take-Down” shall have the meaning ascribed to it in Section 4(d)(i).

“Short-Form Registration” shall have the meaning ascribed to it Section 4(a)(i).

“Short-Form Registration Notice” shall have the meaning ascribed to it Section 4(a)(ii).

“SPV Affiliate” shall mean, with respect to Apollo, any Affiliate of Apollo, or, with respect to General Atlantic, any Affiliate of General Atlantic, in each case whose direct or indirect interest in the Common Stock constitutes more than 50% (by value) of the equity securities portfolio of that Affiliate.

“Stockholder Agreement” shall mean the Stockholder Agreement, dated as of the date hereof, among the Company and the parties thereto (as it may be amended, supplemented, restated or otherwise modified from time to time).

“Transfer” shall mean any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, hypothecation or other encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law). Notwithstanding anything to the contrary set forth herein, transfers of an interest in Apollo or any of its Affiliates (other than any SPV Affiliate) or in General Atlantic or any of its Affiliates (other than any SPV Affiliate) shall not be deemed a Transfer.

“Transferee” shall mean a Person acquiring Shares prior to an Initial Public offering through a Transfer.

“Underwritten Offering” shall mean a sale, on the Company’s or any Holder’s behalf, of Shares by the Company or a Holder to an underwriter for reoffering to the public.

“Underwritten Shelf Take-Down” shall have the meaning ascribed to it in Section 4(d)(ii).

“Underwritten Shelf Take-Down Notice” shall have the meaning ascribed to it in Section 4(d)(ii).

“Well-Known Seasoned Issuer” shall mean a “well-known seasoned issuer” as defined in Rule 405 (or successor rule) promulgated under the Securities Act.

“WL Securityholder Rights Agreement” shall mean that certain Securityholder Rights Agreement, dated as of the date hereof, among the Company, Apollo, General Atlantic and the holders party thereto (as it may be amended, supplemented, restated or otherwise modified from time to time).

“WL Stockholder Agreement” shall mean the Stockholder Agreement, dated as of May 12, 2005, by and among Webloyalty Holdings, Inc. and the parties thereto (as it may be amended, supplemented, restated or otherwise modified from time to time).

“Wyndham Securityholder Rights Agreements” means that certain Securityholder Rights Agreement, dated as October 17, 2005 (as it may be amended, supplemented, restated or otherwise modified from time to time), among the Company, Parent and Cendant Corporation, the successor in interest of which is Wyndham Worldwide Corporation.

Section 2. Demand Registration.

(a) Right to Demand; Demand Notices.

(i) Subject to the provisions of this Section 2, each Demand Holder shall have the right to request that the Company register under the Securities Act all or part of the Eligible Shares beneficially owned by such Demand Holder (each such right, a “Demand Right”) at any time and from time to time after the date hereof. Notwithstanding the foregoing, (A) Parent shall have only six such Demand Rights in addition to the exercise of Demand Rights in connection with the Initial Public Offering; (B) the Principal WL Stockholders shall have, in the aggregate, only two Demand Rights in addition to the exercise of Demand Rights in connection with the Initial Public Offering; provided, that, the Principal WL Stockholders may only exercise Demand Rights with respect to an Initial Public Offering if (x) such exercise is made after the third anniversary of the date of this Agreement, (y) General Atlantic is a Requesting Holder and (z) General Atlantic and its Affiliates own at the time of such Demand Rights exercise a number of Shares equal to at least 50% of the Shares issued to General Atlantic and its Affiliates on the date of this Agreement (subject to adjustment for stock dividends, stock splits, combinations, recapitalizations and similar events) and (C) a Demand Right may be exercised only if the aggregate offering price of the Shares to be sold in the applicable offering (before deduction of underwriter discounts and commissions) is reasonably expected to exceed, in the aggregate, $75 million. No registration effected pursuant to Section 4 shall be counted as a Demand Right for purposes of Section 2(a).

(ii) All requests made pursuant to this Section will specify the aggregate amount of Shares to be registered and will also specify the intended methods of disposition thereof (each such request, a “Demand Notice”). Subject to Section 2(b), promptly upon receipt of any such Demand Notice, the Company will use its best efforts to effect within 120 days such registration under the Securities Act of the Shares which the Company has been so requested to register. A registration shall not constitute a Demand Registration if such Demand Registration has not become effective within 150 days following the date of any Demand Notice.

(b) Company’s Right to Defer Registration. If the Company receives a Demand Notice and the Company furnishes to the Requesting Holder a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for such Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than 90 days or, in the case of a deferral following approval by the Board of the filing of a registration statement in connection with a primary offering, for a period of not more than 180 days after receipt of the request for such registration. If the Company shall so postpone the filing of a Registration Statement and if the Requesting Holder within 30 days after receipt of the notice of postponement advises the Company in writing that it has determined to withdraw such Demand Notice, then such Demand Registration shall be deemed to be withdrawn and shall not be deemed to be an exercise of one of the Demand Rights to which such Requesting Holder is entitled under Section 2(a). The Company shall not use the deferral right provided under this Section 2(b), together with any other deferral or suspension of the Company’s obligations under Section 4, more than twice in any 12-month period.

(c) Registration Statement Form. Registrations under this Section 2 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holder and (ii) as shall permit the disposition of such Shares in accordance with the intended method or methods of disposition specified in the Demand Notice. If, in connection with any registration under this Section 2 which is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(d) Effective Registration Statement. The Company shall be deemed to have effected a Demand Registration only if the Registration Statement relating to such Demand Registration is declared effective by the Commission and the Holders exercising Demand Rights have been able to sell at least 90% of the Eligible Shares that they have requested to sell in the Demand Notice.

(e) Underwriter’s Cutback. If the managing underwriter of an offering made pursuant to this Section 2 advises the Company that the inclusion of all such Eligible Shares proposed to be included in such Registration Statement would interfere with the successful marketing (including pricing) of the Common Stock to be offered thereby, then the number of Shares proposed to be included in such Demand Registration shall be allocated among the Company and all Selling Investors of the Company proportionately, such that the number of Shares that each Selling Investor shall be entitled to sell in the offering shall be included in the following order:

(i) first, the Eligible Shares held by the Holders requesting their Eligible Shares be included in such registration pursuant to the terms of this Agreement and Shares held by any other Person who has rights to participate in such offering pursuant to a registration rights agreement or arrangement with the Company, pro rata based upon the number of Shares owned by each such Person at the time of such registration; and

(ii) second, the Shares to be sold by the Company.

Notwithstanding anything to the contrary set forth in this Section 2, if the managing underwriter for the offering advises the Company that the inclusion of the number of Eligible Shares proposed to be included in any Registration Statement by any Holder serving as a director, officer or key employee of the Company would interfere with the successful marketing

(including pricing) of the Common Stock to be offered thereby, then the number of Shares proposed to be included in such Demand Registration by such Holder shall be reduced to the lower of the number of such Shares that the managing underwriter advises that such Holder may sell in the offering and the number of such Shares calculated pursuant to the foregoing.

(f) Selection of Underwriters. If any offering pursuant to a Demand Registration involves an Underwritten Offering, Parent, for so long as it owns no less than 40% of the Eligible Shares owned by it as of the date hereof, and thereafter, the holders of a majority of the Eligible Shares outstanding, shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company and the holders of a majority of the Eligible Shares included in such Registration Statement.

Section 3. Piggyback Registration.

(a) Notices. If the Company at any time proposes for any reason to register Shares under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor of either such form, or a registration relating solely to the offer and sale to the Company’s employees pursuant to any employee stock plan or other employee benefit plan arrangement) whether or not in connection with any Demand Registration pursuant to Section 2 or pursuant to Section 4 (a “Piggyback Registration”), the Company shall give written notice to each Holder of its intention to so register the Shares at least 30 days before the filing of such Registration Statement (the “Initial Notice”). The Company shall, subject to the provisions of (b)Section 3(b) and Section 3(c) below, use commercially reasonable efforts to include in such Piggyback Registration on the same terms and conditions as the securities otherwise being sold, all Eligible Shares with respect to which the Company has received written requests for inclusion therein within 25 days after sending the Initial Notice (the “Piggyback Notice”), which Piggyback Notice shall specify the number of Shares proposed to be included in the Piggyback Registration and shall also specify the intended methods of disposition thereof.

(b) Underwriter’s Cutback. If the managing underwriter advises the Company that the inclusion of all such Eligible Shares proposed to be included in the Piggyback Registration would interfere with the successful marketing (including pricing) of the Eligible Shares to be offered thereby, then the number of Shares proposed to be included in such Piggyback Registration shall be allocated among the Company and all Selling Investors of the Company proportionately, such that the number of Shares that the Company and each Selling Investor shall be entitled to sell in the Public Offering shall be included in the following order:

(i) first, the Shares held by the Company, or, to the extent the registration referred to in Section 3(a) is a registration on behalf of any Person other than the Company pursuant to a registration rights agreement or arrangement with the Company, the Shares held by such Person;

(ii) second, the Shares held by the Selling Investors and Shares held by any other Person who has the right to participate in such offering pursuant to a registration rights agreement or arrangement with the Company, pro rata based upon the number of Shares owned by each such Person at the time of such registration; and

(iii) third, to the extent the registration referred to in Section 3(a) is a registration on behalf of any Person other than the Company pursuant to a registration rights agreement or arrangement with the Company, the Shares to be sold by the Company.

Notwithstanding anything to the contrary set forth in this Section 3, if the managing underwriter advises the Company that the inclusion of the number of Eligible Shares proposed to be included in any Piggyback Registration by any Holder serving as a director, officer or key employee of the Company would interfere with the successful marketing (including pricing) of the Eligible Shares to be offered thereby, then the number of Shares proposed to be included in such Piggyback Registration by such Holder shall be reduced to the lower of the number of such Shares that the managing underwriter advises that such Holder may sell in the offering and the number of such Shares calculated pursuant to the foregoing.

(c) Company Control. Except for a Registration Statement being filed in connection with the exercise of a Demand Right, the Company may decline to file a Registration Statement after an Initial Notice has been given or after receipt by the Company of a Piggyback Notice, and the Company may withdraw a Registration Statement after filing and after such Initial Notice or Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided that (i) the Company shall promptly notify the Selling Investors in writing of any such action and (ii) nothing in this Section 3(c) shall prejudice the right of any Demand Holder to immediately request that such registration be effected as a registration under Section 2 to the extent permitted thereunder.

Section 4. Registrations on Form S-3.

(a) Short-Form Demand; Demand Notices.

(i) Notwithstanding anything contained in this Agreement to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Demand Holders shall have the right to request in writing an unlimited number of registrations under the Securities Act of all or any portion of the Eligible Shares beneficially owned by any such Demand Holder on Form S-3 (or any successor form) or any similar short form registration statement, if available (a “Short-Form Registration”) and any such Demand Holder may request that such Short Form Registration constitute a shelf offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”), in which case the provisions of Section 4(d) shall be applicable, provided:

(A) such Demand Holder shall only be entitled to demand such Short-Form Registration if the aggregate offering price of the Shares to be sold in such offering (before deduction of underwriting discounts and commissions) is reasonably expected to exceed, in the aggregate, $50 million; and

(B) the Company shall not be required to effect more than two Short-Form Registrations in any 12-month period.

(ii) All written requests for Short-Form Registrations (each such request, a “Short-Form Registration Notice”) shall (i) specify the number of Eligible Shares intended to be sold or disposed of, (ii) state the intended method of disposition of such Eligible Shares and (iii) whether or not such Short-Form Registration shall be a Shelf Registration, and upon receipt of such request, the Company shall use its best efforts promptly to effect the registration under the Securities Act of the Eligible Shares so requested to be registered.

(iii) No Demand Holder’s request for a Short-Form Registration pursuant to Section 4(a) shall count against the Demand Rights allocated to such Demand Holder in Section 2(a) hereof.

(b) Company’s Right to Defer Registration. If the Company receives a Short-Form Registration Notice and the Company furnishes to the Requesting Holder or Shelf Holder, as applicable, a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for such Short-Form Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing of the Short-Form Registration Statement for a period of not more than 90 days after receipt of the Short-Form Registration Notice. If the Company shall so postpone the filing of a Short-Form Registration Statement and if the Requesting Holder or Shelf Holder, as applicable, within 30 days after receipt of the notice of postponement advises the Company in writing that it has determined to withdraw such Demand Notice, then such Demand Registration shall be deemed to be withdrawn; provided, that, the Company shall not utilize this right, together with any other deferral or suspension of the Company’s obligations under Section 2 more than twice in any 12-month period.

(c) Underwriter’s Cutback. If the Demand Holder requesting the Short Form Registration or Shelf Registration intends to distribute the Eligible Shares covered by its request under this Section 4 by means of an Underwritten Offering, it shall so advise the Company as a part of its request made pursuant to this Section 4 and the Company shall include such information in the Short-Form Registration Notice. If the managing underwriter advises the Company that the inclusion of all such Eligible Shares proposed to be included in such registration (or Underwritten Shelf Take-Down, as applicable) would interfere with the successful marketing (including pricing) of the Eligible Shares to be offered thereby, then the number of Eligible Shares proposed to be included in such Underwritten Offering (or Underwritten Shelf Take-Down, as applicable) shall be allocated among the Company and all Selling Investors of the Company proportionately, such that the number of Eligible Shares that each Selling Investor shall be entitled to sell in the offering (or Underwritten Shelf Take-Down, as applicable) shall be included in the following order:

(i) first, the Eligible Shares held by the Holders requesting their Eligible Shares be included in such registration pursuant to the terms of this Agreement and Shares held by any other Person who has rights to participate in such offering pursuant to a registration rights agreement or arrangement with the Company, pro rata based upon the number of Shares owned by each such Person at the time of such registration; and

(ii) second, the Shares to be sold by the Company.

Notwithstanding anything to the contrary set forth in this Section 2, if the managing underwriter advises the Company that the inclusion of the number of Eligible Shares proposed to be included in any such registration (or Underwritten Shelf Take-Down, as applicable) by any Holder serving as a director, officer or key employee of the Company would interfere with the successful marketing (including pricing) of the Eligible Shares to be offered thereby, then the number of Shares proposed to be included in such registration (or Underwritten Shelf Take-Down, as applicable) by such Holder shall be reduced to the lower of the number of such Shares that the managing underwriter advises that such Holder may sell in the offering and the number of such Shares calculated pursuant to the foregoing.

(d) Shelf Registration.

(i) Any Holder included in an effective Shelf Registration (a “Shelf Holder”) may initiate an offering or sale of all or part of such Eligible Shares (a “Shelf Take-Down”), in which case the provisions of this Section 4(d) shall apply, provided only a Demand Holder may initiate an Underwritten Offering pursuant to Section 4(d)(ii) below.

(ii) If a Demand Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall file and effect an amendment or supplement to its Shelf Registration for such purpose as soon as practicable. Such initiating Demand Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than five days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Holders and shall permit the participation of all such Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within five days after the receipt of such notice of their election to participate. The provisions of Section 4(c) shall apply with respect to the rights of the Holders to participate in any Underwritten Shelf Take-Down (it being understood that the Company shall not be obligated to commence such Marketed Underwritten Shelf Take-Down until promptly following the expiration of such five-day period).

(iii) If a Shelf Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down and that does not involve an Underwritten Offering (a “Non-Marketed Shelf Take-Down”), such Shelf Holder shall so indicate in a written request delivered to the Company no later than one Business Days prior to the expected date of such Non-Marketed Shelf Take-Down, which request shall include (i) the total number of Eligible Shares expected to be offered and sold in such Non-Marketed Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Shelf Take-Down, and, if necessary, the Company shall file and effect an amendment or supplement to its Short Form Shelf Registration for such purpose as soon as practicable.

(iv) All determinations as to whether to complete any Non-Marketed Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Shelf Take-Down shall be at the discretion of the applicable Shelf Holder.

(v) Upon the Company becoming a Well-Known Seasoned Issuer, (x) the Company shall give written notice to all of the Holders as promptly as practicable but in no event later than ten days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (y) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Eligible Shares in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 20 days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Eligible Shares. The Company agrees that if any Holder beneficially owns any Eligible Shares three years after the filing of an initial Automatic Shelf Registration Statement in compliance with this Section, the Company shall file and cause to remain effective a new Automatic Shelf Registration Statement that registers the sale of any Eligible Shares that remain outstanding at such time. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), within ten days after such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) to the extent the Company continues to qualify for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Company shall file a Short-Form Registration Statement (or a post effective amendment converting the Automatic Shelf Registration Statement to a Short-Form Registration Statement) covering all of the Eligible Shares, and the Company shall use commercially reasonable efforts to have such Short-Form Registration Statement declared effective as promptly as practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Eligible Shares.

(vi) If the Company receives a written request for an Underwritten Shelf Take-Down or a Non-Marketed Shelf Take-Down and the Company furnishes to the Requesting Holder or Shelf Holder, as applicable, a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company to effect such Underwritten Shelf Take-Down or a Non-Marketed Shelf Take-Down on or before the date such take-down would otherwise be required hereunder, the Company shall have the right to defer effecting such Underwritten Shelf Take-Down or a Non-Marketed Shelf Take-Down for a period of not more than 90 days after receipt of the written request; provided, that, the Company shall not utilize this right, together with any other deferral or suspension of the Company’s obligations under Section 2 more than twice in any 12-month period (except that the Company shall be able to use this right more than twice in any 12-month period if the Company is exercising such right during the 15-day period prior to the Company’s regularly scheduled quarterly earnings announcement date and the total number of days postponement in such 12-month period does not exceed 180 days).

Section 5. Holdback Agreement.

(a) If requested by the managing underwriters in connection with any Underwritten Offering, no Holder who beneficially owns 1% or more of the outstanding Common Stock shall effect any Transfer (including sales pursuant to Rule 144) of any such Shares without prior written consent from the underwriters managing the Underwritten Offering by the Company during a period beginning up to seven days prior to and ending up to 90 days from and including the date of pricing as reasonably requested by the underwriters managing the Underwritten Offering (or 180 days in the case of the Initial Public Offering) (the “Lock-Up Period”); provided, that (A) the foregoing shall not apply to any Shares that are offered for sale as part of the underwritten public equity offering, (B) such Lock-Up Period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the executive officers and directors of the Company and (C) such Lock-Up Period shall not commence unless the Company notifies the Holders in writing prior to the commencement of the Lock-Up Period; provided, further, that nothing herein shall prevent any Holder that is a partnership, limited liability company or corporation from making a distribution of Shares to the partners, members or stockholders thereof, a Transfer of Shares to an Affiliate that is otherwise in compliance with the applicable securities laws or a Transfer that is a bona fide gift. Each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any Underwritten Offering shall be third-party beneficiaries of this Section 5(a). The provisions of this Section 5(a) will no longer apply to a Holder if (x) such Holder ceases to hold any Shares or (y) such Holder beneficially owns less than 1% of the outstanding shares of Common Stock.

(b) In connection with any Underwritten Offering (including pursuant to any Demand Registration, Short-Form Registration or Piggyback Registration), if requested by the managing underwriters in connection with such Underwritten Offering, the Company shall not effect any sale or distribution of any Shares (except pursuant to registrations on Form S-8 or Form S-4 (or any successor to such forms) under the Securities Act), during a period beginning up to seven days prior to and ending up to 90 days from and including the date of pricing of such Underwritten Offering as reasonably requested by the underwriters managing the Underwritten Offering (or 180 days in the case of the Initial Public Offering); provided, that the foregoing shall not apply to any securities that are offered for sale as part of the Underwritten Offering; provided, further, that nothing herein will prevent the Company from (A) issuing securities upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on such date, or (B) granting securities pursuant to employee benefit plans in effect on such date.

Section 6. Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Eligible Shares, the Company shall, as expeditiously as practicable:

(a) in the case of Eligible Shares, use its commercially reasonable efforts to cause a Registration Statement that registers such Eligible Shares to become and remain effective for a period of 180 days or until all of such Shares have been disposed of (if earlier); provided, that in the case of any registration of Eligible Shares on a Shelf Registration which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Eligible Shares, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of when (i) the Holders have sold all of such Eligible Shares, (ii) the Holders may sell all of such Eligible Shares without limitation pursuant to Rule 144 under the Securities Act and (iii) in the case of an Automatic Shelf Registration Statement, such Automatic Shelf Registration Statement has been effective for three years;

(b) furnish, at least ten business days before filing a Registration Statement, copies of such Registration Statement or any amendments or supplements thereto, to one counsel selected by the Holders who beneficially own a majority of such Eligible Shares (the “Selling Investors’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) in the case of Eligible Shares, prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for at least the period specified in Section 6(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Eligible Shares;

(d) notify in writing the Selling Investors’ Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Eligible Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and, in any such case as promptly as reasonably practicable thereafter, prepare and file an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;

(e) use its commercially reasonable efforts to register or qualify such Eligible Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate their disposition in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

(f) furnish to each holder of Eligible Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request in order to facilitate the public sale or other disposition of such Eligible Shares;

(g) without limiting subsection (e) above, use its commercially reasonable efforts to cause such Eligible Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Investors to consummate the disposition of such Eligible Shares;

(h) notify on a timely basis each Holder of such Eligible Shares at any time when a prospectus relating to such Eligible Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, as soon as practicable prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offeree of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available for inspection by the Selling Investors, the Selling Investors’ Counsel or any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Selling Investor or underwriter (collectively, the “Inspectors”), all pertinent financial and Other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The Holder of Eligible Shares agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) in the case of an Underwritten Offering, use its commercially reasonable efforts to obtain from its independent certified public accountants “comfort” letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

(k) in the case of an Underwritten Offering, use its commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Eligible Shares;

(m) issue to any underwriter to which any Selling Investors may sell shares in such offering certificates evidencing such Eligible Shares;

(n) upon the request of the holders of a majority of the Eligible Shares included in such registration, list such Eligible Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Eligible Shares for inclusion on such national securities exchange as the Company shall designate;

(o) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

(p) notify the Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed;

(q) use its commercially reasonable efforts to prevent the entry of, and use commercially reasonable efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;

(r) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the lead underwriter or underwriters, if any, and the Holders holding a majority of each class of Eligible Shares being sold agree (with respect to the relevant class) should be included therein relating to the plan of distribution with respect to such class of Eligible Shares; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(s) cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Eligible Shares and their respective counsel in connection with any filings required to be made with FINRA;

(t) provide a CUSIP number for all such shares, in each case not later than the effective date of the applicable registration statement;

(u) to the extent reasonably requested by the lead or managing underwriters in connection with an Underwritten Offering (including a Underwritten Offering pursuant to Section 4), send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such Underwritten Offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company; and

(v) subject to all the other provisions of this Agreement, use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Eligible Shares contemplated hereby.

Section 7. Registration Expenses.

All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Investors in connection with blue sky qualifications of the Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Parent (for so long as it owns no less than 40% of the Eligible Shares owned by it as of the date hereof and subject to the reasonable approval of the holders of a majority of the Eligible Shares included in such registration) may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance)), (iv) Securities Act liability insurance if the Company so desires or the underwriters so require, (v) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange and all rating agency fees, (vi) all reasonable fees and disbursements of one counsel selected by the Holders of a majority of the Eligible Shares included in such registration, subject to Parent’s reasonable approval if any of Parent’s Eligible Shares are included in such registration (it being understood that it would be unreasonable for Parent to withhold approval for Paul, Weiss, Rifkind, Wharton & Garrison LLP to serve as such counsel), (vii) all fees and disbursements of underwriters customarily paid by the issuer or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Shares under the securities or blue sky laws of any state), and (viii) fees and expenses of other Persons retained by the Company (all such expenses being herein referred to as “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

Section 8. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Selling Investor, its officers, directors and employees and each Person who controls (within the meaning of the Securities Act) such Selling Investor against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be contained in any information furnished in writing to the Company by such Selling Investor expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and the Selling Investor thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the time of sale of the Eligible Shares to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such Selling Investor with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Selling Investor, if requested.

(b) Indemnification by Selling Investors. Each Selling Investor agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished by such Selling Investor to the Company expressly for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Eligible Shares to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any Selling Investor hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Investor upon the sale of the Eligible Shares giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which even the indemnifying party shall be obligated to pay the fees and expenses of one each additional counsel.

(e) Other Indemnification. Indemnification similar to that specified in this Section 8 (with appropriate modifications) shall be given by the Company and each Selling Investor with respect to any required registration or other qualification of Eligible Shares under Federal or state law or regulation of governmental authority other than the Securities Act.

(f) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Selling Investor shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such Selling Investor with respect to the sale of any Shares. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 9. Participation in Underwritten Offering.

No Holder may participate in an Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Shares on the basis provided in any underwriting arrangements, and in accordance with the terms and provisions of this Agreement, including any lock-up arrangements, and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section shall be construed to create any additional rights regarding the registration of Shares in any Person otherwise than as set forth herein.

Section 10. Exchange Act Compliance.

In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act and (b) commences to file reports under Section 13 of the Exchange Act, then the Company shall (i) make and keep public information available, as those terms are understood and defined in Rule 144 of the Commission, (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act and (iii) at the request of any Holder if such Holder proposes to sell securities in compliance with Rule 144, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the Commission as set forth in Rule 144 and make available to such Holder such information as will enable the Holder to make sales pursuant to Rule 144.

Section 11. Effectiveness.

The rights and obligations of each Holder under this Agreement shall terminate as to such Holder upon the Transfer of all Eligible Shares owned by such Holder.

Section 12. Severability.

If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

Section 13. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any of the conflict of law rules thereof.

Section 14. Transfers.

(a) Subject to Section 14(b), the rights of a Holder hereunder may be assigned only on a pro rata basis in connection with any Transfer of Eligible Shares to any Transferee (subject to the terms and conditions of Section 14(b) below); provided, that (i) such Transferee agrees in writing to become subject to the terms of this Agreement by executing an Adoption Agreement, in the form attached hereto as Exhibit A; and (ii) the Holder gives the Company written notice of such Transfer of Eligible Shares, stating the name and address of such Transferee, identifying the number of Shares to be Transferred and specifying whether any Demand Registrations Rights have been Transferred, pursuant to Section 14(b) below.

(b) Subject to Section 14(a), each Demand Holder who, together with its Affiliates, Transfers 10% or more of the issued and outstanding shares of Common Stock to a Transferee may also transfer on a pro rata basis its Demand Rights to the Transferee; provided that at no time during the term of this Agreement shall the total number of Demand Rights held by any Demand Holder and its Transferees exceed, in the aggregate, the total number of Demand Rights such Demand Holder would have been entitled to had no such assignment of Demand Rights been made.

(c) Any assignment in violation of this Section 14 shall be void ab initio.

Section 15. Successors and Assigns. Subject to Section 14, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

Section 16. Notices.

In the event a notice or other document is required to be sent hereunder to the Company or to a Holder, such notice shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or by electronic mail sent with a request for delivery receipt, upon written electronic confirmation of delivery, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as follows:

(i) if to the Company, to:

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

Facsimile: (203) 956-1021

Attention: Chief Financial Officer

Email: tsiegel@affiniongroup.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Telephone: 212-872-1000

Facsimile: 212-872-1002

Email: aweinstein@akingump.com

Attn: Adam Weinstein

(ii) if to Parent, to:

Affinion Group, LLC

c/o Apollo Management V, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Marc Becker

Email: becker@apollolp.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Telephone: 212-872-1000

Facsimile: 212-872-1002

Email: aweinstein@akingump.com

Attn: Adam Weinstein

(iii) if to Principal WL Stockholders, to:

General Atlantic LLC

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, Connecticut 06830

Facsimile: (203) 618-9207 Attention: General Counsel

Email: clanning@generalatlantic.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Telephone: 212-373-3000

Facsimile: 212-757-3990

Email: mabbott@paulweiss.com

Attn: Matthew W. Abbott

(iv) If to another Holder, to the address set forth under such Holder’s name in Schedule I attached hereto.

(v) if to any Transferee, to the address specified by such Transferee upon consummation of the Transfer of Eligible Shares by which such Person became a Transferee; or to such other address as any party hereto shall have designated by notice in writing to the other parties hereto.

Section 17. Headings.

The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

Section 18. Additional Parties.

Each Person who has executed an Adoption Agreement, in the form attached hereto as Exhibit A, or who is a party to the Stockholder Agreement or the WL Securityholder Rights Agreement (i) is bound by and subject to the terms of this Agreement, and (ii) has adopted this Agreement with the same force and effect as if it were originally a party hereto.

Section 19. Adjustments.

If, and as often as, there are any changes in the Common Stock or securities convertible into or exchangeable into or exercisable for shares of Common Stock as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar transaction affecting shares of Common Stock or such securities, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock or such securities as so changed.

Section 20. Entire Agreement.

This Agreement and the other writings referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect hereto, oral and written with respect to the subject matter, including the WL Stockholder Agreement.

Section 21. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same document.

Section 22. Amendment.

This Agreement may be amended, supplemented or modified only by a written instrument executed by (x) Parent (and, subject to Section 14, its Transferees) and (y) Holders of a majority of the Eligible Shares held by the Principal WL Stockholders (and, subject to Section 14, their respective Transferees); provided, however, (i) any such amendment, supplement or modification that by its terms affects the rights or obligations of any Holder in a manner that is materially adverse and substantially disproportionate relative to other Holders shall not be enforceable against such Holder without the written consent of such Holder, and (ii) the written consent of the Company shall be required, in the event that any such amendment, supplement or modification imposes a burden or obligation on the Company or adversely affects a benefit or right of the Company under this Agreement.

Section 23. Further Assurances.

Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 24. No Third-Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.

Section 25. Interpretation.

In construing this Agreement, no consideration shall be given to the fact or presumption that any party to this Agreement had a greater or lesser hand in drafting this Agreement.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first above written.

THE COMPANY:

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Nathaniel Lipman
	Name:	Nathaniel Lipman
	Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

AFFINION GROUP HOLDINGS, LLC

By:	/s/ Marc Becker
	Name:	Marc Becker
	Title:	Manager

Signature Page to Registration Rights Agreement

GAPCO GMBH & CO. KG
By:	GAPCO Management GmbH, its General Partner

By:	/s/ William E. Ford
	Name:	William E. Ford
	Title:	Managing Director

GAP COINVESTMENTS III, LLC

By:	/s/ William E. Ford
	Name:	William E. Ford
	Title:	Executive Managing Member

GAP COINVESTMENTS IV, LLC

By:	/s/ William E. Ford
	Name:	William E. Ford
	Title:	Executive Managing Member

GAPSTAR, LLC

By:	/s/ William E. Ford
	Name:	William E. Ford
	Title:	Managing Member

Signature Page to Registration Rights Agreement

GAP-W, LLC
By:	General Atlantic GenPar, L.P.,
its Manager

By:	General Atlantic LLC,
its General Partner

By:	/s/ William E. Ford
Name:	William E. Ford
Title:	Chief Executive Officer and Managing Director

GENERAL ATLANTIC PARTNERS 79, L.P.
By:	General Atlantic LLC,
its General Partner

By:	/s/ William E. Ford
Name:	William E. Ford
Title:	Chief Executive Officer and Managing Director

Signature Page to Registration Rights Agreement

D’AGOSTINO FAMILY TRUST A DATED 4/8/99

By:	/s/ Nicolys A. D’Agostino
	Name:	Nicolys A. D’Agostino
	Title:	Trustee

VINCENT D’AGOSTINO

By:	/s/ Vincent D’Agostino
	Name:	Vincent D’Agostino

Signature Page to Registration Rights Agreement

FERNANDES FAMILY TRUST A DATED JUNE 25, 1999

By:	/s/ Lori Fernandes
	Name:	Lori Fernandes
	Title:	Trustee

RICHARD FERNANDES

By:	/s/ Richard Fernandes
	Name:	Richard Fernandes

Signature Page to Registration Rights Agreement

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Registration Rights Agreement, dated as of January 14, 2011, a copy of which is attached hereto (the “Registration Rights Agreement”), by the undersigned (the “Undersigned”) executing this Adoption. By the execution of this Adoption, the Undersigned agrees as follows:

1. Acknowledgment. The Undersigned acknowledges that the Undersigned is acquiring certain shares of Common Stock of Affinion Group Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), subject to the terms and conditions of the Stockholder Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Registration Rights Agreement and are used herein with the same meanings set forth therein.

2. Agreement. The Undersigned (i) agrees that the shares of Common Stock acquired by the Undersigned, and certain other shares of Common Stock that may be acquired by the Undersigned in the future, shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Registration Rights Agreement with the same force and effect as if he were originally a party thereto.

3. Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to the Undersigned at the address listed beside the Undersigned’s signature below.

4. Joinder. The spouse of the Undersigned, if applicable, hereby executes this Adoption to acknowledge (a) this Adoption’s fairness and (b) that binding such spouse’s community interest, if any, in the shares of Common Stock to the terms of the Registration Rights Agreement is in such spouse’s best interest.

Webshares, LLC		Address for Notices:

By:	/s/ Richard Fernandes	350 Willow Street
Name:	Richard Fernandes	Southport, CT 06890
Title:	Manager
Date:	1/14/11